UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2005

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

          On November 23, 2005, Robert L. Johnson will cease to serve as Corporate Controller and principal accounting officer of Knight Transportation, Inc., an Arizona corporation (the "Company"), in order to devote greater time to family matters. Mr. Johnson's transition from those positions will be effective today. He will remain an employee of the Company and assist the accounting department.

(c)

          Wayne Yu, currently the head of the Company's internal audit function, has been appointed interim principal accounting officer. Mr. Yu, age 43, has been with the Company since March 2001. Mr. Yu served as the Company’s Assistant Controller from March 2001 to April 2005, and served as the Director of Internal Audit from April 2005 to present. Prior to joining the Company, Mr. Yu was the Assistant Controller for Lifemark Corporation from February 1997 to February 2001. Mr. Yu graduated from Arizona State University with a Bachelor of Science Degree in Accounting. He is a licensed CPA in Arizona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: November 23, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer